EXHIBIT 99.1
January 27, 2015

To Our Members:

The Board of Directors of the Federal Home Loan Bank of Chicago (FHLBC) has declared a cash dividend for both the average Class B1 activity-based capital stock (activity stock) and average Class B2 membership-based capital stock (membership stock), based on the Bank’s preliminary financial results for the fourth quarter of 2014.

I am pleased to announce that the dividend declared per share of Class B1 activity stock increased 25 basis points to an annualized rate of 2.25%. The dividend declared per share of Class B2 membership stock remains at an annualized rate of 0.50%. The Board of Directors increased the dividend per share of Class B1 activity stock to recognize members that utilize FHLBC advances; this activity contributes to the overall health of the entire cooperative. The higher dividend, in effect, lowers your cost of doing business with the FHLBC.

The actual effective combined dividend rate on the total stock held by each member will depend on its level of advance activity with the FHLBC and the relative number of shares of membership and activity stock during the fourth quarter of 2014. The dividend, which will not be impacted by the stock requirement changes discussed below, will be paid by crediting your account on Thursday, February 12, 2015.

Board Adjusts Members’ Investment Requirements; Affects Annual Recalculation
Also in an effort to leverage the FHLBC’s financial strength for the benefit of your institution, the Board reduced the capital plan’s membership stock requirements within ranges specified in the capital plan.

Previously, the minimum amount of membership stock your institution maintained at the FHLBC depended on which was larger: $10,000 or 1% of your mortgage assets. The new requirement is the greater of $10,000 or 0.85% of your mortgage assets. Further, the Board adjusted the cap on membership stock downward to $75 million. We will use these revised requirements during our annual spring process of recalculating your membership stock requirement using your December 31, 2014, mortgage assets. We’ll provide more information to you about the capital stock changes and their benefits prior to the spring recalculation, including further details on the timing of the actual adjustments to your membership requirements and the impact to any future dividends.

We continue to strive for ways in which you can maximize your benefit of membership. Our ability to pay a higher dividend on activity stock this quarter and lowering the membership stock investment requirements are just two simple ways to give you more value. As always, thank you for your membership in-and utilization of-the Federal Home Loan Bank of Chicago.

Best regards,
Matt Feldman
President and CEO

This letter contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to successfully transition to a new business model and to pay future dividends (including enhanced dividends on activity-based capital stock), our ability to implement these revised capital plan requirements, our ability to meet required conditions to repurchase or redeem excess capital stock from our members, including maintaining compliance with our minimum regulatory capital requirements and determining our financial condition is sound enough to support such repurchases and redemptions, our ability to implement the Reduced Capitalization Advance Program, the impacts to us from the FHFA’s proposed membership rule, and the risk factors set forth in our periodic filings with the Securities and Exchange Commission, which are available on our website at www.fhlbc.com. We assume no obligation to update any forward-looking statements made in this letter. The financial results discussed in this letter are preliminary and unaudited. “

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